EXHIBIT 3.2

THE CINCINNATI GAS & ELECTRIC COMPANY

REGULATIONS

ADOPTED BY SHAREHOLDERS, APRIL 28, 1948

AS AMENDED, APRIL 23, 1975

AS AMENDED, APRIL 23, 1980

AS AMENDED, APRIL 17, 1986

AS AMENDED, APRIL 16, 1987

AS AMENDED, OCTOBER 24, 1994

AS AMENDED, MARCH 3, 1995

AS AMENDED, JUNE 16, 1995

AS AMENDED, APRIL 25, 1996

AS AMENDED, JULY 23, 2003

TABLE OF CONTENTS

REGULATIONS

THE CINCINNATI GAS & ELECTRIC COMPANY

ARTICLE I
Offices

Section	1.	Offices

ARTICLE II
Shareholders’ Meetings

Section	1.	Annual Meeting
	2.	Notice of Annual Meeting
	3.	Special Meetings
	4.	Notice of Special Meeting
	5.	Waiver of Notice
	6.	Quorum
	7.	Voting
	8.	Written Consent of Shareholders in Lieu of Meeting

ARTICLE III
Board of Directors

Section	1.	Number of Directors, Tenure, Vacancies, Nomination
	2.	Annual Organization Meeting
	3.	Regular Meetings
	4.	Special Meetings
	5.	Notice of Meetings
	6.	Quorum
	7.	Compensation of Directors
	8.	Executive Committee
	9.	Other Committees
	10.	Actions of Board

ARTICLE IV
Officers

Section	1.	Officers
	2.	Subordinate Officers
	3.	Chairman of the Board
	4.	Vice Chairman
	5.	Chief Executive Officer
	6.	Chief Operating Officer

i

		7.	President
		8.	Vice Presidents
	9.	(a).	Secretary
		(b).	Assistant Secretaries
	10.	(a).	Treasurer
		(b).	Assistant Treasurers
	11.	(a).	Controller
		(b).	Assistant Controllers.

ARTICLE V
Indemnification of Directors, Officers, Employees, and Agents

Section		1.	Indemnification of Directors, Officers, Employees, and Agents
		2.	Advances for Litigation Expenses may be Made
		3.	Indemnification Nonexclusive
		4.	Indemnity Insurance
		5.	Payment of Expenses Not Limited
		6.	Survival of Indemnification

ARTICLE VI
Capital Stock

Section		1.	Form and Execution of Certificates
		2.	Transfer of Shares
		3.	Appointment of Transfer Agents and Registrars
		4.	Closing of Transfer Books or Taking Record of Shareholders
		5.	Lost Stock Certificates

ARTICLE VII
Dividends

Section		1.	Dividends

ARTICLE VIII
Fiscal Year

Section		1.	Fiscal Year

ARTICLE IX
Contracts, Checks, Notes, etc.

Section		1.	Contracts, Checks, Notes, etc.

ii

ARTICLE X Notice and Waiver of Notice

Section	1.	Notice and Waiver of Notice

ARTICLE XI
Corporate Seal

Section	1.	Corporate Seal

ARTICLE XII
Amendment

Section	1.	Amendment

iii

REGULATIONS
OF
THE CINCINNATI GAS & ELECTRIC COMPANY

ARTICLE I

Offices

Section 1.  Offices.  The location of the Corporation’s principal office shall be in the City of Cincinnati, County of Hamilton, State of Ohio.  The Corporation may, in addition to its principal office in the State of Ohio, establish and maintain an office or offices elsewhere in Ohio and in such other states and places as the Board of Directors may from time to time find necessary of desirable, at which the books, documents and papers of the Corporation may be kept.

ARTICLE II

Shareholders’ Meetings

Section 1.  Annual Meeting.  The annual meeting of the shareholders may be held either within or without the State of Ohio, at such place, time, and date designated by the Board of Directors, or if not so designated, and so long as Cinergy Corp. is the holder of a majority of the Corporation’s outstanding common stock, on the business day next preceding Cinergy Corp.’s annual meeting of shareholders, for the election of directors, the consideration of the reports to be laid before the meeting and the transaction of such other business as may be brought before the meeting.

Section 2.  Notice of Annual Meeting.  Notice of the annual meeting shall be given in writing to each shareholder entitled to vote thereat, at such address as appears on the records of the Corporation at least ten (10) days and not more than forty-five (45) days prior to the meeting.

Section 3.  Special Meetings.  Special meetings of the shareholders may be called at any time by the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, or President, or by a majority of the members of the Board of Directors acting with or without a meeting, or by the persons who hold in the aggregate fifty (50) percent of all the shares outstanding and entitled to vote thereat, upon notice in writing, stating the time, place and purpose of the meeting.  Business transacted at all special meetings shall be confined to the objects stated in the call.

Section 4.  Notice of Special Meeting.  Notice of a special meeting, in writing, stating the time, place and purpose thereof, shall be given to each shareholder entitled to vote thereat, at least twenty (20) days and not more than forty-five (45) days prior to the meeting.

Section 5.  Waiver of Notice.  Notice of the time, place and purpose of any meeting of shareholders may be waived by the written assent of every shareholder entitled to notice, filed with or entered upon the records of the meeting, either before or after the holding thereof.

Section 6.  Quorum.  The holders of shares entitling them to exercise a majority of the voting power, or, if the vote is to be taken by classes, the holders of shares of each class entitling them to exercise a majority of the voting power of that class, present in person or by proxy at any meeting of the shareholders, unless otherwise specified by law, shall constitute a quorum.

If, however, at any meeting of the shareholders, a quorum shall fail to attend in person or by proxy, a majority in interest of the shareholders attending in person or by proxy at the time and place of such meeting may adjourn the meeting from time  to time without further notice, other than by announcement at the meeting at which such adjournment is taken, until a quorum is present.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

Section 7.  Voting.  At each meeting of the shareholders, except as otherwise provided by statute or the Articles of Incorporation, every holder of record of stock of the class or classes entitled to vote at such meeting shall be entitled to vote in person or by proxy appointed by an instrument in writing subscribed by such shareholder and bearing a date not more than eleven (11) months prior to said meeting unless some other definite period of validity shall be expressly provided therein.

Each shareholder shall have one (1) vote for each share of stock having voting power, registered in his or her name on the books of the Corporation, at the date fixed for determination of persons entitled to vote at the meeting or, if no date has been fixed, then at the date next preceding the day of the meeting.  Cumulative voting shall be permitted only as expressly required by statute.

At any meeting of shareholders, a list of shareholders entitled to vote, alphabetically arranged, showing the number and classes of shares held by each on the date fixed for closing the books against transfers or the record date fixed as hereinbefore provided shall be produced on the request of any shareholder, and such list shall be prima facie evidence of the ownership of shares and of the right of shareholders to vote, when certified by the Secretary or by the agent of the Corporation having charge of the transfer of shares.

Section 8.  Written Consent of Shareholders in Lieu of Meeting.  Any action required or permitted by statute, the Amended Articles of Incorporation of the Corporation, or these Regulations, to be taken at any annual or special meeting of shareholders of the Corporation, may be taken without a meeting, without prior notice, and without a vote, if a written consent in lieu of a meeting, setting forth the actions so taken, shall be signed by all the shareholders entitled to vote thereon.  Any such written consent may be given by one or any number of substantially concurrent written instruments of substantially similar tenor signed by such shareholders, in person or by attorney or proxy duly appointed in writing, and filed with the records of the Corporation.  Any such written consent shall be effective as of the effective date thereof as specified therein.

ARTICLE III

Board of Directors

Section 1.  Number of Directors, Tenure, Vacancies, Nomination.  Except where the law, the Articles, or these Regulations require action to be authorized or taken by shareholders, all of the authority of the Corporation shall be exercised by or under the direction of a Board of Directors.  Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, the Board of Directors shall consist of not less than three (3) directors and not more than seven (7) directors.  If the number of directors is three (3) or four (4), at least one (1) director shall also be serving as an officer or director of Cinergy Corp.  If the number of directors is five (5) or six (6), at least two (2) directors shall also be serving as an officer or director of Cinergy Corp.  If the number of directors is seven (7), at least three (3) directors shall also be serving as an officer or director of Cinergy Corp.  The number of directors may be determined by the affirmative vote of three-fourths of the directors in office.  Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such change shall affect the term of any director then in office.

Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors.  Nominations of persons as candidates for election as directors of the Corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors or by any committee or person appointed by the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the notice procedures set forth herein.  Any nomination other than those governed by clause (i) of the preceding sentence shall be made pursuant to timely notice in writing to the Secretary of the Corporation.  To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal office of the Corporation not less than 50 days prior to the meeting; provided, however, that if less than 60 day’s notice or prior public disclosure of the date of the meeting is given to shareholders or made public, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election as director (i) the name, age, business address, and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of any shares of capital stock of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to any then existing rule or regulation promulgated under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder, (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such shareholder, and (iii) the period of time such shareholder held such shares.  The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director.  No person shall be eligible for election as a director unless nominated as set forth herein.

Commencing at the annual meeting of shareholders held in 1995, the term of office of the Board of Directors shall be one year.

Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation and notwithstanding the provisions of Article III, Section 6 of these Regulations, the remaining directors, whether or not constituting a majority of the whole authorized number of directors, may, by the vote of a majority of their number, fill any vacancy in the Board, however arising, for the unexpired term thereof.  Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation, any person elected to fill a vacancy in the Board shall hold office until the expiration of the term of office and until his successor is elected and qualified.

Notwithstanding the foregoing, whenever the holders of the Cumulative Preferred Stock of all series, voting separately as a class and regardless of series, shall have the right to elect a majority of the Board of Directors as provided in the Articles of Incorporation, the election, term of office, filling of vacancies and other features of all directorships shall be governed by the terms of the Articles of Incorporation, and whenever the holders of any other capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation shall have the right, voting separately by class or series, to elect certain directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation creating such capital stock.

Subject to any special right of the holders of any capital stock having a preference over Common Stock as to dividends or upon liquidation issued under the Articles of Incorporation and to applicable law, any director or directors of the Corporation may be removed without assigning any cause only by an affirmative vote of the holders of at least 80% of the outstanding shares of all classes of capital stock of the Corporation entitled to vote for directors at the annual meeting of shareholders or at any special meeting of shareholders called for this purpose.

Section 2.  Annual Organization Meeting.  Immediately after each annual election, the newly elected directors may meet forthwith (either within or without the State of Ohio) for the purpose of organization, the election of officers and the transaction of other business.  If a majority of the directors be then present no prior notice of such meeting shall be required to be given.  The place and time of such first meeting may, however, be fixed by written consent of all directors, or by three (3) days written notice given by the Secretary of the Corporation.

Section 3.  Regular Meetings.  Regular meetings of the Board of Directors may be held at any reasonable time and place (either within or without the State of Ohio), and upon such notice, as the Board of Directors may from time to time determine.

Section 4.  Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, or President, or by the written request of three-fourths of the members of the Board of Directors.

Section 5.  Notice of Meetings.  Notice of meetings shall be given to each director in accordance with Article X, Section 1, of these Regulations.

Section 6.  Quorum.  A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a majority of those present at the time and place of any meeting, although less than a quorum, may adjourn the same from time to time, without notice, until a quorum be had.  The act of a majority of the directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors.

Section 7.  Compensation of Directors.  Each director of the Corporation (other than directors who are salaried officers of the Corporation or any of its affiliates) shall be entitled to receive as compensation for services such amounts as may be determined from time to time by the Board of Directors in form either in fees for attendance at the meeting of the Board of Directors, or by payment at the rate of a fixed sum per month, or both.  The same payment may also be made to anyone other than a director officially called to attend any such meeting.

Section 8.  Executive Committee.  The Board of Directors shall, by resolution adopted by the affirmative vote of a majority of the whole Board, designate three (3) or more directors who are serving as officers of the Corporation or Cinergy Corp. at the time of their appointment to the Executive Committee, to constitute an Executive Committee.  Once established, the Board of Directors may abolish the Executive Committee by the affirmative vote of three-fourths of the whole Board.  The Board of Directors may, by the affirmative vote of a majority of the whole Board, to the extent not prohibited by law, delegate to such committee the power to authorize the seal of the Corporation to be affixed to all papers which may require it, to declare dividends or make distributions of profits, and to exercise in the intervals between the meetings of the Board of Directors the powers of the Board in the management of the business and affairs of the Corporation.  Once delegated, the powers of the Executive Committee may be eliminated or restricted by the affirmative vote of three-fourths of the whole Board.  Any member of the Executive Committee may be removed, with or without cause, upon the affirmative vote of three-fourths of the whole Board.  Any vacancies on the Executive Committee shall be filled by the affirmative vote of three-fourths of the whole Board.

The Executive Committee may act by a majority of its members at a meeting or by a writing signed by all of its members.

Non-employee members of such Executive Committee shall be entitled to receive such fees and compensation as the Board of Directors may determine.

Section 9.  Other Committees.  By the affirmative vote of three-fourths of the whole Board, the Board of Directors may also appoint such other standing or temporary committees from time to time as they may see fit, delegating to such committees all or any part of their own powers.  The members of such committees shall be entitled to receive such fees as the Board may determine.

Section 10.  Actions of Board.  Unless otherwise provided by the Amended Articles of Incorporation of the Corporation or these Regulations, any action required or permitted to be taken at any meeting of the Board of Directors of the Corporation, or of any committee(s) thereof, may be taken without a meeting, if all the members of the Board of Directors, or of such committee(s), as the case may be, consent thereto in writing, and such writing(s) is filed with the minutes of proceedings of the Board of Directors, or of such committee(s), of the Corporation.

Any such written consent to action of the Board of Directors, or of such committee(s), shall be effectuated by the signature of the member lastly consenting thereto in writing, unless the consent otherwise specifies a prior or subsequent effective date.

Article IV

Officers

Section 1.  Officers. The officers of the Corporation shall consist of a Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Controller, and may consist of a Vice Chairman, a Chief Operating Officer, one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, or one or more Assistant Controllers, all of whom shall be elected by the Board of Directors, and shall  hold office for one year and until their successors are chosen and qualified.

Any two of the offices of Vice President, Secretary and Treasurer may be combined in one person.  All vacancies occurring among any of the above offices shall be filled by the Board of Directors.  Any officer may be removed with or without cause by the affirmative vote of a majority of the number of Directors at any meeting of the Board of Directors.

Section 2.  Subordinate Officers.  The Board of Directors may appoint such other officers and agents with such powers and duties as they shall deem necessary.

Section 3.  The Chairman of the Board.  The Chairman of the Board shall be a director and shall preside at all meetings of the Board of Directors and, in the absence or inability to act of the Chief Executive Officer, meetings of shareholders and shall, subject to the Board’s direction and control, be the Board’s representative and medium of communication, and shall perform such other duties as may from time to time be assigned to the Chairman of the Board by the Board of Directors.  The Chairman of the Board shall direct the long-term strategic planning process of the Corporation and shall also lend his or her expertise to such other officers as may be requested from time to time by such officers.  The Chairman shall be a member of the Executive Committee.

Section 4.  The Vice Chairman.  The Vice Chairman of the Board, if there be one, shall be a director and shall preside at meetings of the Board of Directors in the absence or inability to act of the Chairman of the Board or meetings of shareholders in the absence or inability to act of the Chief Executive Officer and the Chairman of the Board.  The Vice Chairman shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors.  The Vice Chairman shall be a member of the Executive Committee.

Section 5.  The Chief Executive Officer.  The Chief Executive Officer shall be a director and shall preside at all meetings of the shareholders, and, in the absence or inability to act of the Chairman of the Board and the Vice Chairman, at all meetings of the Board of Directors.  The Chief Executive Officer shall from time to time report to the Board of Directors all matters within his or her knowledge which the interests of the Corporation may require be brought to their notice. The Chief Executive Officer shall be the chairman of the Executive Committee and ex officio a member of all standing committees.

Section 6.  The Chief Operating Officer.  The Chief Operating Officer of the Corporation, if there be one, shall have general and active management and direction of the affairs of the Corporation, shall have supervision of all departments and of all officers of the Corporation, shall see that the orders and resolutions of the Board of Directors and of the Executive Committee are carried into effect, and shall have the general powers and duties of supervision and management usually vested in the office of chief operating officer of a corporation.  Unless otherwise provided, all corporate officers and functions shall report directly to the Chief Operating Officer, if there be one, or, if not, to the Chief Executive Officer.

Section 7.  The President.  The President shall have such duties as may be delegated by the Board of Directors, Chief Executive Officer or Chief Operating Officer.

Section 8.  The Vice Presidents.  The Vice Presidents shall perform such duties as the Board of Directors shall, from time to time, require.  In the absence or incapacity of the President, the Vice President designated by the Board of Directors or Executive Committee, Chief Executive Officer, Chief Operating Officer, or President shall exercise the powers and duties of the President.

Section 9(a).  The Secretary.  The Secretary shall attend all meetings of the Board of Directors, of the Executive Committee and of the shareholders and act as clerk thereof and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the standing committees when required.

The Secretary shall keep in safe custody the seal of the Corporation, and, whenever authorized by the Board of Directors or the Executive Committee, affix the seal to any instrument requiring the same.

The Secretary shall see that proper notice is given of all meetings of the shareholders of the Corporation and of the Board of Directors and shall perform such other duties as may be prescribed from time to time by the Board of Directors, Chief Executive Officer, Chief Operating Officer or President.

(b)  Assistant Secretaries.  At the request of the Secretary, or in his or her absence or inability to act, the Assistant Secretary or, if there be more than one, the Assistant Secretary designated by the Secretary, shall perform the duties of the Secretary and when so acting shall have all the powers of and be subject to all the restrictions of the Secretary.  The Assistant Secretaries shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Secretary.

Section 10(a).  The Treasurer.  The Treasurer shall be the financial officer of the Corporation, shall keep full and accurate accounts of all collections, receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuables in the name and to the credit of the Corporation, in such depositories as may be directed by the Board of Directors, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, Chief Executive Officer, Chief  Operating Officer, or President, taking proper vouchers therefor, and shall render to the Chief Executive Officer, Chief Operating Officer, or President, and directors at all regular meetings of the Board, or whenever they may require it, and to the annual meeting of the shareholders, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation.

The Treasurer shall also perform such other duties as the Board of Directors may from time to time require.

If required by the Board of Directors, the Treasurer shall give the Corporation a bond in a form and in a sum with surety satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and the restoration to the Corporation in the case of his or her death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his or her possession belonging to the Corporation.

(b) Assistant Treasurers.  At the request of the Treasurer, or in his or her absence or inability to act, the Assistant Treasurer or, if there be more than one, the Assistant Treasurer designated by the Treasurer, shall perform the duties of the Treasurer and when so acting shall have all the powers of and be subject to all the restrictions of the Treasurer.  The Assistant Treasurers shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Treasurer.

Section 11(a).  The Controller.  The Controller shall have control over all accounts and records of the Corporation pertaining to moneys, properties, materials and supplies.  He or she shall have executive direction over the bookkeeping and accounting departments and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies.  He or she shall have such other powers and duties as are incident to the office of Controller of a corporation and shall be subject at all times to the direction and control of the Board of Directors, Chief Executive Officer, Chief Operating Officer, President and a Vice President.

(b) Assistant Controllers.  At the request of the Controller, or in his or her absence or inability to act, the Assistant Controller or, if there be more than one, the Assistant Controller designated by the Controller, shall perform the duties of the Controller and when so acting shall have all the powers of and be subject to all the restrictions of the Controller.  The Assistant Controllers shall perform such other duties as may from time to time be assigned to them by the Board of Directors, Chief Executive Officer, Chief Operating Officer, President, or Controller.

ARTICLE V

Indemnification of Directors, Officers, Employees, and Agents

Section 1.  Indemnification of Directors, Officers, Employees, and Agents.

(A)  The Corporation shall indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was lawful.

(B)  The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any of the following:

(1)  Any claim, issue, or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

(2)  Any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

(C)  To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in the foregoing paragraphs of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorney’s fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

(D)  Any indemnification under Paragraphs (A) and (B) of Section 1 of this Article, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in such Paragraphs (A) and (B).  Such determination shall be made as follows: (1) by a majority vote of a quorum consisting of directors of the indemnifying Corporation who were not and are not parties to or threatened with  any such action, suit, or proceeding; (2) if the quorum described in (D)(1) of this Section is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (3) by the shareholders; or (4) by the court of common pleas or the court in which such action, suit, or proceeding was brought.

Any determination made by the disinterested directors under (D)(1) of this Section or by independent legal counsel under (D)(2) of this Section shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under (B) of this Section, and within 10 days after receipt of such notification, such person shall have the right to petition the court of common pleas or the court in which such action or suit was brought to review the reasonableness of such determination.

Section 2.  Advances for Litigation Expenses may be Made.  Expenses, including attorney’s fees, incurred by a director, trustee, officer, employee, or agent in defending any action, suit, or proceeding referred to in Section 1 of this Article, may be paid by the Corporation as they are incurred in advance of the final disposition of the action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

Section 3.  Indemnification Nonexclusive.  The indemnification provided by this Article shall not be exclusive of and shall be in addition to any other rights granted to those seeking indemnification under these Regulations, any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who had ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 4.  Indemnity Insurance.  The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit, or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under this Section. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

Section 5.  Payment of Expenses Not Limited.  The indemnification provided by Sections 1 (A) and (B) of this Article does not limit the payment of expenses as they are incurred, indemnification, insurance, or other protection that may be provided pursuant to Sections 2, 3, and

4 of this Article.  Sections 1 (A) and (B) of this Article do not create any obligation to repay or return payments made by the Corporation pursuant to Sections 2, 3, or 4 of this Article.

Section 6.  Survival of Indemnification.  As used in this Article, references to “Corporation” include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

ARTICLE VI

Capital Stock

Section 1.  Form and Execution of Certificates.  The certificates for shares of the capital stock of the Corporation shall be of such form and content, not inconsistent with the law and the Articles of Incorporation, as shall be approved by the Board of Directors.  The certificates shall be signed by (1) either the Chairman, Chief Executive Officer, President or a Vice President, and (2) any one of the following officers:  Secretary or Assistant Secretary, Treasurer or Assistant Treasurer.  All certificates shall be consecutively numbered in each class of shares.  The name and address of the person owning the shares represented thereby, with the number of shares and the date of issue, shall be entered on the Corporation’s books.

Section 2.  Transfer of Shares.  Transfer of shares shall be made upon the books of the Corporation or respective Transfer Agents designated to transfer each class of stock, and before a new certificate is issued the old certificates shall be surrendered for cancellation.

Section 3.  Appointment of Transfer Agents and Registrars.  The Board of Directors may appoint one or more transfer agents  or one or more registrars or both, and may require all stock certificates to bear the signature of either or both.  When any such certificate is signed, by a transfer agent or registrar, the signatures of the corporate officers and the corporate seal, if any, upon such certificate may be facsimiles, engraved or printed.

In case any officer designated for the purpose, who has signed or whose facsimile signature has been used on any such certificate, shall, from any cause, cease to be such officer before the certificate has been delivered by the Corporation, the certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person had not ceased to be such officer.

Section 4.  Closing of Transfer Books or Taking Record of Shareholders.  The Board of Directors may fix a time not exceeding sixty (60) days preceding the date of any meeting of shareholders or forty-five (45) days preceding the date of any dividend payment date or any date for the allotment of rights as a record date for the determination of the shareholders entitled to notice of such meeting or to vote thereat or to receive such dividends or rights as the case may be; or the Board of Directors may close the books of the Corporation against transfer of shares during the whole or any part of such period.

Section 5.  Lost Stock Certificates.  In the case of a lost stock certificate, a new stock certificate may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a satisfactory bond of indemnity to the Corporation and/or to the transfer agent and registrar of such stock, if any, in such sum and under such terms as the Board of Directors may provide.

ARTICLE VII

Dividends

Section 1.  Dividends.  Dividends may be declared by the Board of Directors (or the Executive Committee if authority to declare dividends is delegated to the Executive Committee by the Board of Directors) and paid in cash, shares, or other property out of the annual net income to the Corporation or out of its net assets in excess of its capital, computed in accordance with applicable statute and subject to the conditions and limitations imposed by the Articles of Incorporation.

No dividends shall be paid to the holders of any class of shares in violation of the rights of the holders of any other class of shares.

Before payment of any dividends or making distribution of any profits, there may be set apart out of the excess of assets available for dividends such sum or sums as the Board of Directors (or Executive Committee if the authority to declare dividends or make distributions is delegated to the Executive Committee)  from time to time in its absolute discretion thinks proper as a reserve fund for any purpose.

ARTICLE VIII

Fiscal Year

Section 1.  Fiscal Year.  The fiscal year of the Corporation shall begin on the first day of January and terminate on the thirty-first day of December in each year.

ARTICLE IX

Contracts, Checks, Notes, etc.

Section 1.  Contracts, Checks, Notes, Etc.  All contracts and agreements authorized by the Board of Directors and all bonds and notes shall, unless otherwise directed by the Board of Directors or unless otherwise required by law, be signed by (1) either the Chairman, Vice Chairman, Chief Executive Officer, Chief Operating Officer, President, or a Vice President, and (2) any one of the following officers:  Secretary or Assistant Secretary, Treasurer or Assistant Treasurer.  The Board of Directors may by resolution adopted at any meeting designate officers of the Corporation who may in the name of the Corporation execute checks, drafts and orders for the payment of money in its behalf and, in the discretion of the Board of Directors, such officers may be so authorized to sign such checks singly without necessity for counter-signature.

ARTICLE X

Notice and Waiver of Notice

Section 1.  Notice and Waiver of Notice.  Any notice required to be given by these Regulations to a director or officer may be given in writing, personally served or through the United States Mail, or by telephone, telegram, cablegram or radiogram, and such notice shall be deemed to be given at the time when the same shall be thus transmitted.  Any notice required to be given by these Regulations may be waived by the person entitled to such notice.

ARTICLE XI

Corporate Seal

Section 1.  Corporate Seal.  The corporate seal of the Corporation shall consist of a metallic stamp, circular in form, bearing in its center the figures “1837” and the words “Seal” and “Ohio” and on the outer edge the name of the Corporation.

ARTICLE XII

Amendment

Section 1.  Amendment.  These Regulations may be amended or repealed at any meeting of the shareholders of the Corporation by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal, or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise a two-thirds majority of the voting power on such proposal.

Notwithstanding the foregoing paragraph, the affirmative vote of the holders of at least 80% of the outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter or repeal, or adopt any provision inconsistent with, the requirements of Article II, Section 3, Article III, Section I, or this paragraph of Article XII, Section 1 of these Regulations, in addition to any requirements of law and any provisions of the Articles of Incorporation, any Regulations, or any resolution of the Board of Directors adopted pursuant to the Articles of Incorporation (and notwithstanding that a lesser percentage may be specified  by law, the Articles of Incorporation, these Regulations, such resolution, or otherwise).